UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2010

Resource America, Inc.
(Exact name of registrant as specified in its chapter)

Delaware	0-4408	72-0654145
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

One Crescent Drive, Suite 203 Navy Yard Corporate Center Philadelphia, PA		19112
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: 215-546-5005

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The Registrant’s indirect subsidiary, LEAF Financial Corporation, and its wholly owned subsidiary, LEAF Funding, Inc., are borrowers pursuant to a $100 million credit agreement dated as of July 31, 2006 with PNC Bank, National Association (as successor to National City Bank).  The parties thereto have entered into an amendment dated as of March 31, 2010 that extends the maturity date of the credit agreement until May 15, 2010, while the parties negotiate the terms and documentation of a longer term renewal.

Under the terms of the extension the maximum borrowing limit reduces by unused capacity in excess of $25 million if created by sales of commercial finance assets to any of the LEAF sponsored investment funds.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Resource America, Inc.

Date: April 6, 2010	By:	/s/ Thomas C. Elliott
Name: Thomas C. Elliott
Title: Senior Vice President and Chief Financial Officer